Exhibit 99.1

Date:
Contact:	Luke M. Beshar	Robert Thomson
	Executive Vice President & CFO	Director, Investor Relations
Phone:	201-804-3010	201-804-3047
Email:	luke.beshar@cambrex.com	bob.thomson@cambrex.com
Release:	Immediate
CAMBREX ANNOUNCES SALE OF BIOPRODUCTS AND BIOPHARMA SUBSIDIARIES TO LONZA
FOR $460 MILLION IN CASH
STOCKHOLDERS TO RECEIVE CASH DIVIDEND
OF APPROXIMATELY $13.50 TO $14.50 PER SHARE
CAMBREX TO CONTINUE AS STREAMLINED HUMAN HEALTH BUSINESS FOCUSED ON VALUE-
ADDED PHARMACEUTICAL SERVICES
COMPANY TO SUBMIT PROPOSAL TO DECLASSIFY BOARD AT 2007 ANNUAL STOCKHOLDER MEETING
East Rutherford, N.J., October 24, 2006 — Cambrex Corporation (“Cambrex”) (NYSE: CBM) today announced that it has entered into a definitive stock purchase agreement with Lonza Group AG (“Lonza”) (SWX: LONN) for the sale of the businesses that comprise its Bioproducts and Biopharma segments (“Bio Businesses”), for total cash consideration of $460 million. The Company expects to realize net proceeds, after paying taxes and transaction-related costs, of approximately $450 million which will be used to repay all outstanding debt under the Company’s existing credit facility and to help fund a special dividend to stockholders. The sale of the Bio Businesses, which is subject to Cambrex stockholder approval and customary regulatory approvals, is expected to close in 90 to 120 days.
Following completion of the sale, Cambrex expects to pay a special dividend that will be funded by the net proceeds from the sale plus an additional $125 million to $150 million from new lines of credit that Cambrex expects to secure after closing. Assuming financing can be arranged on favorable terms at the currently anticipated levels, Cambrex expects the special dividend to be approximately $13.50 to $14.50 per share.
Cambrex currently has three business segments — Bioproducts, Biopharma and Human Health. The Bioproducts business manufactures and markets research, therapeutic and analytical testing products based on cell biology and used in drug discovery and biotherapeutic manufacturing. The Biopharma business offers process development services and contract manufacturing under cGMP conditions for therapeutic proteins, vaccines and other biologic drugs. The Human Health business features a broad portfolio of products and services for process development and manufacturing of approximately 120 active pharmaceutical ingredients, advanced pharmaceutical intermediates and specialty intermediates for animal health, x-ray diagnostic and other applications. Combined 2005 sales from the Bio Businesses accounted for 42% of the Company’s total gross sales of $452 million.
James A. Mack, Chairman, President and Chief Executive Officer of Cambrex Corporation, said: “We are pleased to announce the successful completion of this important phase of our strategic review. After a thorough and deliberate process, our Board of Directors determined that the sale of our Bio Businesses to Lonza represents the most compelling means for realizing value for Cambrex stockholders. In addition to receiving a substantial cash dividend, stockholders can look forward to additional benefits from their continuing investment in our strong Human Health business.”
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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

“Going forward, Cambrex will focus on growth opportunities in the markets we currently serve through our Human Health business. Our robust portfolio of products and services in value-added niches, coupled with our proven capabilities and first-rate regulatory record, uniquely position Cambrex to support both branded and generic manufacturers throughout the drug development life cycle. We are confident that our strong customer relationships and talented employee base give us a solid foundation for winning new business in the growing healthcare markets,” continued Mr. Mack. “Concurrently, we will be working to aggressively reduce our corporate overhead in light of the decrease in both the size and complexity of Cambrex’s operations. We expect these cost reductions and the ongoing benefits from the rollout of Lean Six Sigma programs to create additional value for our stockholders. Consistent with our fiduciary duties, we will also continue to evaluate strategic opportunities for the Human Health business as they arise.”
Stefan Borgas, Chief Executive Officer of Lonza, said: “For Lonza, this is the largest acquisition in our long company history and represents a significant commitment and leap forward toward achieving our long-time goal of becoming one of the world’s leading suppliers to our existing and new customers in the pharmaceutical, healthcare and other life science industries. We are now closer to this goal than ever before.”
The Bio Businesses transaction is not subject to any financing conditions and is subject to approval by Cambrex stockholders and customary regulatory reviews. Under the terms of the agreement with Lonza, Cambrex’s Board of Directors may consider unsolicited superior acquisition proposals that include these businesses if presented between signing and stockholder approval, subject to a customary break-up fee.
Background on Strategic Alternatives Process
In February 2006, as part of Cambrex’s publicly announced evaluation of strategic alternatives, the Cambrex Board of Directors announced the retention of Bear, Stearns & Co. Inc. to advise on options for maximizing stockholder value. Over the course of the following months, Bear Stearns solicited and received indications of interest from numerous potential strategic and financial buyers seeking to acquire all or parts of the Company. The Board of Directors decided that the combined sale of the Bioproducts and Biopharma businesses on the terms proposed by Lonza is the most effective means of delivering maximum value to stockholders for these businesses, as it represents an opportunity to realize premium value in a highly tax-efficient manner. The Board decided to retain the Human Health business as it believes that more value can be created by continuing to operate this business than through the other alternatives presented in the strategic review process to date. As a further result of the evaluation of strategic alternatives and as part of the drive to improve the profitability of the remaining Human Health business, the Company recently announced the sale of its subsidiaries based in Cork, Ireland and Landen, Belgium.
Upon completion of the Bio Businesses transaction, Cambrex will concentrate on deploying its resources to maximize the potential of the Human Health business through reducing overhead by approximately $8 million per year and refocusing and streamlining the business. The Human Health business has consistently delivered industry-leading sales growth and EBITDA margins, even in periods of industry overcapacity and reduced market demand. We believe we are uniquely well positioned to capitalize on the expected growth in global consumption of active pharmaceutical ingredients, Human Health’s primary business. The Company plans to accelerate the rebalancing of its product line and enhance its position in high-value, fast-growing niche markets through internal development programs and selective acquisitions in order to drive future growth.
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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Corporate Governance Initiatives
Cambrex Corporation also announced today that its Board of Directors, in order to give stockholders a greater voice in the future direction of the Company, will include a proposal to declassify the Company’s Board of Directors at the Company’s 2007 Annual Meeting of Stockholders. This proposal underscores the Company’s commitment to being responsive to stockholders and implementing best practices in corporate governance. If stockholders approve declassification, the Board also expects to implement majority voting for directors.
Bear, Stearns & Co. Inc. acted as financial advisor to Cambrex in connection with the transaction and rendered a fairness opinion to Cambrex’s Board of Directors. Wachovia Securities also rendered a fairness opinion. Milbank, Tweed, Hadley & McCloy LLP acted as legal advisor to the Company.
Conference Call and Presentation
A call for Analysts and Investors will be held at 9:30 a.m. Eastern Time on Tuesday, October 24. Those wishing to participate should call 888-634-4003 for domestic callers and 706-634-6653 for international callers, with the conference ID number of 9510185. A copy of a presentation providing an update on the Company’s strategic alternative process is accessible by visiting the Investor Relations section on the Cambrex website located at www.cambrex.com. A telephone replay of the conference call will be available through midnight October 31, 2006 by calling 800-642-1687 for domestic callers and 706-645-9291 for international callers, with the conference ID number of 9510185.
Proxy Statement
Cambrex Corporation plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with a special meeting of stockholders to be called to approve the Bio Businesses transaction. The Proxy Statement will contain important information about Cambrex Corporation, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Cambrex Corporation through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Cambrex Corporation by contacting Peter Thauer, Senior Vice President, General Counsel and Secretary, Cambrex Corporation One Meadowlands Plaza, 15th Fl. East Rutherford, NJ. 201 804 3005
Participants in the Solicitation
Cambrex Corporation and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Cambrex Corporation’s stockholders with respect to the proposed Bio Businesses transaction. Information regarding the executive officers and directors of Cambrex Corporation is included in its definitive Proxy Statement for its 2006 annual meeting filed with the SEC on June 9, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the Proxy Statement to be filed with the SEC in connection with the proposed Bio Businesses transaction.
About Cambrex
Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company currently employs approximately 2,000 worldwide. For more information, please visit www.cambrex.com
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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future events and financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDermTM cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful, the Company may not receive regulatory approval for its products, the outcome of the evaluation of strategic alternatives, the satisfaction of the conditions to closing set forth in the stock purchase agreement with Lonza and the availability of financing on favorable terms in order to fund the portion of the special dividend that is not being funded from proceeds of the sale.
For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex 2005 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission, including the Current Report on Form 8-K filed on October 24, 2006. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

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